UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2022

FGI Industries Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40545	98-1603252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

906 Murray Road

East Hanover, NJ 07869

(Address of principal executive offices) (Zip Code)

(973) 428-0400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	FGI	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	FGIWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2022, FGI Industries, Inc. (“FGI Industries”), a wholly owned subsidiary of FGI Industries Ltd. (the “Company”), entered into a Business Loan Agreement (the “Restated Credit Agreement”) with East West Bank, which amended and restated FGI Industries’ existing line of credit.

Under the Restated Credit Agreement, FGI Industries may borrow, from time to time, up to $18 million at an interest rate equal to, at its option, either (i) 0.25 percentage points less than the Prime Rate quoted by the Wall Street Journal or (ii) the SOFR Rate (as administered by CME Group Benchmark Administration Limited and displayed by Bloomberg LP) plus 2.20% per annum (in either case, subject to a minimum rate of 4.500% per annum). Borrowings under the Restated Credit Agreement have a maturity date of December 21, 2024. The Restated Credit Agreement remains secured by all of the assets of FGI Industries and is guaranteed by the Company and by Liang Chou Chen, who holds approximately 39% of the voting control of Foremost Groups Ltd., the Company’s parent.

The Restated Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the FGI Industries, including, among other things, restrictions on indebtedness, liens, investments, continuity of operations and dividends and other distributions. The Restated Credit Agreement also contains financial covenants that require FGI Industries not to (i) exceed a maximum debt to tangible net worth ratio, (ii) fall below an effective tangible net worth floor or (iii) fall below a fixed charge coverage ratio.

The Restated Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) non-payment of principal, non-payment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, payment cross-default to other material indebtedness, bankruptcy or insolvency events, failure by the collateral documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby, material judgment defaults and change of control as specified in the Restated Credit Agreement. If an event of default occurs, the maturity of amounts owed may be accelerated.

The foregoing description of the Restated Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Business Loan Agreement, by and between East West Bank and FGI Industries, Inc. (f/k/a Foremost Groups, Inc.), dated October 31, 2022 but effective November 25, 2022.
104	Cover Page Interactive Data File formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGI Industries Ltd.

Date: December 1, 2022	By:	/s/ John Chen
Name: John Chen
Its: Executive Chairman